Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Crown Castle International Corp. of our report dated February 22, 2022 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Crown Castle International Corp.'s Annual Report on Form 10-K for year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
May 19, 2022